UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 4, 2008
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50890	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2008, Commercial Vehicle Group, Inc. (the “Company”) announced the realignment of its management team to support its strategic initiatives, effective immediately. As part of the realignment, Kevin R.L. Frailey, Executive Vice President of Business Development, will assume the role of Executive Vice President and General Manager for Electrical Systems with responsibility for the Company’s global wire harness operations. Mr. Frailey’s current responsibilities in business development and research & development will be reassigned to Bob Averitt, Vice President of Strategy and Business Integration.
W. Gordon Boyd, President of Global Construction, will lead the transition of the European seating operations to Milton D. Kniss, Executive Vice President and General Manager of Seating Systems, and the wire harness operations to Mr. Frailey over the next several months. Following the transition, Mr. Boyd will assume the role of Senior Advisor to the President and Chief Executive Officer focusing on the development and growth of the Company’s operations in China, Australia, India, Brazil and South Africa.
Gerald L. Armstrong, President of Global Truck, will assume the role of President and General Manager of Cab Systems, which includes the Company’s structural and trim product operations.
The Company also announced that Chad M. Utrup, Chief Financial Officer, will assume the additional responsibility for corporate human resources from James F. Williams, the Company’s Vice President of Organizational Development.
A copy of the press release announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated December 4, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
December 4, 2008	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 4, 2008